As filed with the Securities and Exchange Commission on March 16, 2004

                                                     Registration No. 333-______



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of Registrant as specified in its charter)



          Delaware                                         16-1158413
(State or other jurisdiction                            (I.R.S. Employer
      of incorporation)                                Identification No.)

                             205 Indigo Creek Drive
                            Rochester, New York 14626
                                 (585) 256-0200
   (Address, including zip code and telephone number, including area code, of
                    Registrant's principal executive offices)

                                Donald L. Turrell
                             Chief Executive Officer
                     Performance Technologies, Incorporated
                             205 Indigo Creek Drive
                            Rochester, New York 14626
                                 (585) 256-0200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------

                                   Copies to:

                             Jeffrey H. Bowen, Esq.
                           Harter, Secrest & Emery LLP
                            1600 Bausch & Lomb Place
                            Rochester, New York 14604
                                 (585) 232-6500

                              --------------------

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


------------------------- ----------------------- ----------------------- ---------------------- -----------------------
 Title of Each Class of        Amount to be          Proposed Maximum       Proposed Maximum           Amount of
    Securities to be            Registered         Aggregate Price Per     Aggregate Offering       Registration Fee
       Registered                                         Share                   Price
------------------------- ----------------------- ----------------------- ---------------------- -----------------------
Common Stock, par value        $75,000,000              $18.68 (4)             $75,000,000             $9,502.50
$.01 per share (1)

------------------------- ----------------------- ----------------------- ---------------------- -----------------------
Common Stock, par value    1,000,000 shares (3)         $18.68 (4)             $18,680,000             $2,366.76
$.01 per share (2)

------------------------- ----------------------- ----------------------- ---------------------- -----------------------
Total Common Stock, par            (1)                  $18.68 (4)             $93,680,000             $11,869.26
value $.01 per share
------------------------- ----------------------- ----------------------- ---------------------- -----------------------

(1) An indeterminate number of shares of Common Stock of the Registrant are covered by this Registration Statement.
(2) Represents shares of Common Stock to be sold by certain selling stockholders identified herein.
(3) In accordance with Rule 416 of Regulation C under the Securities Act of 1933, this registration statement also covers any additional shares of Common Stock issued or issuable to the selling stockholders as a result of a stock split, stock dividend or similar transaction.
(4) Estimated solely for the purpose of determining the registration fee and calculated in accordance with Rule 457(c) under the Securities Act on the basis of the last reported price of the Registrant's Common Stock on March 10, 2004.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                   SUBJECT TO COMPLETION, DATED MARCH __, 2004
PROSPECTUS


                                [GRAPHIC OMITTED]



                                   $75,000,000

                     PERFORMANCE TECHNOLOGIES, INCORPORATED

                                  Common Stock

                        1,000,000 Shares of Common Stock
                         Offered by Selling Stockholders

This prospectus includes a general description of the shares of common stock we may issue from time to time. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest in our common stock.

The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $75,000,000. In addition, the selling stockholders named in this prospectus may sell up to 1,000,000 shares of our common stock. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Our common stock trades on The Nasdaq National Market under the symbol "PTIX."

Investing in our common stock involves risks, which are described at page 5 of this prospectus and which you should consider before you invest.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is March __, 2004.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                Table of Contents
                                                                          Page
     About this Prospectus.................................................2
     Where You Can Find More Information...................................3
     Forward-Looking Statements............................................3
     Prospectus Summary....................................................4
     Risk Factors..........................................................5
     Use of Proceeds.......................................................8
     Dividend Policy.......................................................8
     Selling Stockholders..................................................8
     Plan of Distribution..................................................9
     Description of Securities to be Registered...........................11
     Legal Matters........................................................15
     Experts..............................................................15

                              ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under the shelf registration process, we may offer from time to time shares of our common stock up to an aggregate amount of $75,000,000. In addition, the selling stockholders named in this prospectus may sell up to 1,000,000 shares of our common stock from their own account. This prospectus provides you with a general description of the securities we and/or the selling stockholders may offer. Each time we and/or the selling stockholders offer securities, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this
prospectus  and  any  prospectus   supplements,   as  well  as  the  additional
information contained in the documents "Where You Can Find More Information" and "Documents Incorporated by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we, nor any other person on our behalf, are making an offer to sell or soliciting an offer to buy any of the securities described in this prospectus or in any prospectus supplement in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. There may have been changes in our affairs since the date of the prospectus or any prospectus supplement.

Unless the context otherwise requires, the terms "we," "our," "us," "the Company" and "Performance Technologies" refer to Performance Technologies, Incorporated, a Delaware corporation, and not to the selling stockholders.

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

The SEC allows us to "incorporate by reference" in this prospectus the information in documents filed with it. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the securities that may be offered by this prospectus:

o  our Annual Report on Form 10-K for the year ended December 31, 2002;

o our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003; and

o our Current Reports on Form 8-K filed February 20, 2004, February 3, 2004, January 26, 2004, January 14, 2004, August 11, 2003, April 10, 2003 and
   January 31, 2003.

Information furnished under Item 9 or Item 12 of any of our Current Reports on Form 8-K is not incorporated by reference in this prospectus and registration statement.

You may request a copy of these documents, at no cost to you, by writing or telephoning us at the following address:

                     Performance Technologies, Incorporated
                             205 Indigo Creek Drive
                               Rochester, NY 14626
                          Attention: Investor Relations
                                 (585) 256-0200

Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus or any prospectus supplement at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

                           FORWARD-LOOKING STATEMENTS

We believe that some of the information contained or incorporated by reference in this prospectus constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future plans, objectives and expected performance. Specifically, statements that are not historical facts, including statements accompanied by words such as "may," "will," "would," "should," "believe," "expect," "anticipate," "intend," "estimate," "plan," "predict," "potential," "continue," "project," "outlook," "forecast," "presume," "assume" or the negative of these terms or other comparable terminology are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. These statements are only predictions, are subject to a wide range of risks, and actual results may differ materially. In evaluating these statements, you should specifically consider the risks outlined in the "Risk Factors" section of this prospectus.

                               PROSPECTUS SUMMARY

This section contains a general summary of the information contained in this prospectus. It may not include all of the information that is important to you. You should read the entire prospectus, any accompanying prospectus supplements and the documents incorporated by reference before making an investment decision.

                     Performance Technologies, Incorporated

We are a supplier of embedded computing products and system-level solutions used in a broad range of applications and end markets.

Since our founding in 1981 as a Delaware corporation, we have consistently designed innovative embedded products and system solutions that focus on attributes such as reduced time-to-market for our customers, enhanced performance, high availability and cost advantages for a user base that includes communications, military and commercial applications. We have a history of adapting our products and services to a constantly changing, technology-driven marketplace through the course of several business cycles that have occurred since our founding.

Our annual operating performance is subject to various risks and uncertainties. The following discussion should be read in conjunction with the consolidated financial statements and related notes included in our Form 10-K dated December 31, 2002, as well as the section appearing in Item 1 of our Form 10-K under the heading "Risk Factors." Our future operating results may be affected by various trends and factors which are beyond our control. These risks and uncertainties include, among other factors, general business and economic conditions, rapid or unexpected changes in technologies, cancellation or delay of customer orders, including those relating to the "design wins", as discussed in our Form 10-K referenced above, unreliability of customer forecasts, changes in the product or customer mix of sales, delays in new product development, delays or lack of availability of electronic components, customer acceptance of new products and customer delays in qualification of products.

You may contact our principal executive offices at:

                     Performance Technologies, Incorporated
                             205 Indigo Creek Drive
                               Rochester, NY 14626
                                 (585) 256-0200

                               Recent Developments

On January 23, 2004, we acquired the business of Mapletree Networks, Inc., by purchasing substantially all of that company's assets. Mapletree Networks, Inc., a leader in voice processing products, using DSP technology for voice over Internet Protocol (VoIP), wireless and media processing applications, is located in Norwood, Massachusetts. We now operate that acquired business as an operating unit of the Company through our wholly-owned subsidiary.

On February 18, 2004, we entered into an agreement to invest up to $3.0 million in InSciTek Microsystems, Inc. in the form of an interest bearing convertible note. InSciTek, based in the Rochester, New York area, is an emerging company that has developed a highly integrated, IP-based communications server appliance for small to mid-size businesses.

                           The Securities We May Offer

With this prospectus, we may offer common stock, and the selling stockholders named in this prospectus may sell shares of our common stock. The aggregate offering price of securities that we may offer with this prospectus will not exceed $75,000,000. In addition, the selling stockholders named in this prospectus may sell up to 1,000,000 shares of our common stock. See "Selling Stockholders". Each time we and/or the selling stockholders offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we and/or the selling stockholders may offer with this prospectus.

Common Stock

We and the selling stockholders may offer shares of our common stock, par value $0.01 per share. In this prospectus, we provide a general description of, among other things, our dividend policy and the transfer and voting restrictions that apply to holders of our common stock.

                                  RISK FACTORS

You should carefully consider the risks described below before investing in our securities. You should also refer to the other information contained or incorporated by reference in this prospectus and in any prospectus supplement. If any of the following risks occur, our business could be harmed.

If we do not respond adequately to technological changes, our competive position will decline.

The market for our products is characterized by rapid technological change and frequent introduction of products based on new technologies. As new products are introduced, the industry standards change. Additionally, the overall embedded systems market, particularly the telecommunications industry, is volatile as the effects of new technologies, new standards, new products and short life cycles contribute to changes in the market and the performance of industry participants. Our future revenue will depend upon our ability to anticipate technological changes and to develop and introduce enhanced products on a timely basis that comply with new industry standards. New product introductions, or the delays thereof, could contribute to quarterly fluctuations in operating results as orders for new products commence and orders for existing products decline. Moreover, significant delays can occur between a product introduction and commencement of volume production. The inability to develop and manufacture new products in a timely manner, the existence of reliability, quality or availability problems in our products or their component parts, or the failure to achieve market acceptance for our products would have a material adverse effect on our revenue and operating results. Further, in a poor economic climate such as today, current technologies may become obsolete before being replaced by new technologies.

We operate in an extremely competitive industry and our revenues and operating results will suffer if we do not compete effectively.

The embedded systems market, particularly the telecommunications industry, is extremely competitive. We face a number of large and small competitors. Many of our principal competitors have established brand name recognition and market positions and have substantially greater experience and financial resources than us to deploy on promotion, advertising, research and product development. In addition, as we broaden our product offerings, we expect to face competition from new competitors. Companies in related markets could offer products with functionality similar or superior to that offered by our products. Increased competition could result in price reductions, reduced margins and loss of market share, all of which would materially and adversely affect our revenue and operating results. Large companies have recently acquired several of our competitors. These acquisitions are likely to permit our competition to devote significantly greater resources to the development and marketing of new competitive products and the marketing of existing competitive products to their larger installed bases. We expect that competition will increase substantially as a result of these and other industry consolidations and alliances, as well as the emergence of new competitors. We cannot guarantee that we will be able to compete successfully with our existing or new competitors or that competitive pressures faced by us will not have a material adverse effect on our revenue and operating results.

We are dependent on a number of key customers, the loss of any of which would harm our revenues and operating results.

We cannot assure that our principal customers will continue to purchase products from us at current levels. Customers typically do not enter into long-term volume purchase contracts with us and customers have certain rights to extend or delay the shipment of their orders. The loss of one or more of our major customers, the reduction, delay or cancellation of orders, or a delay in shipment of our products to such customers, would have a material adverse effect on our revenue and operating results.

Achieving "design wins" is an important indicator of success in our industry; however, many factors beyond our control influence whether we achieve design wins that result in meaningful revenue generation.

A design win occurs when a customer or prospective customer notifies us that our product has been selected to be integrated with their product. Ordinarily, there are several steps between the time of the design win and when customers initiate production shipments. Typically, design wins reach production volumes at varying rates, if they reach production at all. Historically, this gestation period prior to volume orders has been twelve to eighteen months or more after the design win occurs. A variety of risks such as schedule delays, cancellations, and changes in customer markets and economic conditions can adversely affect a design win before production is reached or during deployment. Traditionally, design wins have been an important metric for management and industry analysts to judge our product acceptance in its marketplace. Unfortunately, during weak economic periods, fewer customers do new design activity and a smaller numbers of these design wins move into production.

Our annual and quarterly results can fluctuate greatly, which can have a disproportionate effect on the price of our commnon stock.

Our future annual and quarterly operating results can fluctuate significantly depending on factors such as the timing and shipment of significant orders, new product introductions by us and our competitors, market acceptance of new and enhanced versions of our products, changes in pricing policies by us and our competitors, the mix of distribution channels through which our products are sold, inability to obtain sufficient supplies of sole or limited source components for our products, and seasonal and general economic conditions. Our expense levels are based, in part, on our expectations as to future revenue. Since a substantial portion of our revenue in each quarter results from orders placed within the quarter and often shipped in the final weeks of that quarter, revenue levels are difficult to predict. If revenue levels are below expectations, revenue and operating results will be adversely affected. Net income would be disproportionately affected by a reduction in revenue because only a small portion of our net expenses varies with our revenue.

We depend on a limited number of third-party suppliers to provide us with important components for our products. If we were unable to obtain components from these suppliers, our revenue and operating results would suffer.

Certain components used in our products are currently available to us from only one or a limited number of sources. There can be no assurance that future supplies will be adequate for our needs or will be available on prices and terms acceptable to us. Our inability in the future to obtain sufficient limited-source components, or to develop alternative sources, could result in delays in product introduction or shipments, and increased component prices could negatively affect our gross margins, either of which would have a material adverse effect on our revenue and operating results.

Potential limitations in our manufacturing arrangements could impair our ability to meet our customers' expectations.

In order to avoid relying on outside contract manufacturers, we manufacture our network access, switch and signaling products at our Rochester, New York facility. The Company's computing and platform products have been manufactured at contract manufacturers. We do not have significant alternative manufacturing capabilities, either internally or through third parties, to perform our manufacturing functions. Even if we were able to identify alternative third-party contract manufacturers, we cannot assume that we would be able to retain their services on terms and conditions acceptable to us. In the event of an interruption in production, we would not be able to deliver products on a timely basis, which would have a material adverse effect on our revenue and operating results. Although we currently have business interruption insurance, we cannot assure that such insurance would adequately cover our lost business as a result of such an interruption.

If we do not adequately protect our proprietary technology, or if we infringe on the intellectual property rights of others, our revenues and operating results would suffer.

Our success depends upon our proprietary technologies. To date, we have relied principally upon trademark, copyright and trade secret laws to protect our proprietary technologies. We generally enter into confidentiality or license agreements with our customers, distributors and potential customers and limit access to, and distribution of, the source code to our software and other proprietary information. Our employees are subject to our employment policy regarding confidentiality. We cannot assure that the steps taken by us in this regard will be adequate to prevent misappropriation of our technologies or to provide an effective remedy in the event of a misappropriation by others.

Although we believe that our products do not infringe on the proprietary rights of third parties, we cannot assure that infringement claims will not be asserted, resulting in costly litigation in which we may not ultimately prevail. Adverse determinations in such litigation could result in the loss of our proprietary rights, subject us to significant liabilities, require us to seek licenses from third parties or prevent us from manufacturing or selling our products, any of which would have a material adverse effect on our revenue and operating results.

Because of the existence of a large number of patents in the computer networking industry and the rapid rate of new patents granted or new standards or new technology developed, we may have to enter into technology licenses from others. We do not know whether these third party technology licenses will be available to us on commercially reasonable terms. The loss of, or inability to obtain, any of these technology licenses could result in delays or reductions in our product shipments. Any such delays or reductions in product shipments would have a material adverse effect on our revenue and operating results.

We are dependent upon a number of key personnel. The loss of these people or delays in replacing them could harm our operating results.

Our success depends on the continued contributions of our personnel, many of whom would be difficult to replace. Through mid-2001, competition for engineering personnel in our marketplace was intense. Since mid-2001, engineering personnel seem to be more readily available. Although our employees are subject to our employment policy regarding confidentiality and ownership of inventions, employees are generally not subject to employment agreements or non-competition covenants. Changes in personnel could adversely affect our operating results.

Delays in purchasing and implementing an enterprise-wide software system could harm our operating results.

As a continuing effort to improve the flow of management information and control of our operations, we intend to purchase, install, and implement an enterprise-wide software system by the end of 2004. We are currently in the process of evaluating our requirements and available enterprise-wide systems. We are examining the hardware, software, consulting, and implementation costs of available systems as well as the internal time and resources required for implementation. Our current estimates of the time and costs necessary to implement a system are based upon the facts and information available today. New developments may occur that could affect our estimates of the amount of time and the costs necessary to implement such a system. Significant delays in the implementation of a system, interruption in business activities while implementing a system, or actual costs higher than estimated, could adversely impact our operating results.

                                 USE OF PROCEEDS

We will use the net proceeds from the sale of securities that we may offer with this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include capital expenditures, possible acquisitions, investments, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds from this offering temporarily until we use them for their stated purpose. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

                                 DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and we do not anticipate paying cash dividends in the future. We currently intend to retain our earnings, if any, for future growth. Future dividends on our common stock or other securities, if any, would be paid at the discretion of our board of directors in accordance with applicable laws and would depend on, among other things, our operations, capital requirements and surplus, general financial condition, contractual restrictions and such other factors as our board of directors may deem relevant.

                              SELLING STOCKHOLDERS

All or any of the stockholders named below may from time to time offer and sell, pursuant to this prospectus and the applicable prospectus supplement, up to an aggregate of 1,000,000 shares of our common stock. The following table sets forth, as of March 10, 2004, the number of shares of our common stock that each selling stockholder beneficially owned and the number of shares being registered for sale by each selling stockholder. The percentage of outstanding shares beneficially owned before the offering is based on 12,712,000 shares of common stock outstanding as of March 10, 2004. The term "selling stockholders," as used in this prospectus, includes the holder listed below as well as his or her transferees, pledgees, donees, heirs or other successors receiving shares from the holder listed below after the date of this prospectus. The selling stockholders may sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

The selling stockholders may from time to time offer and sell any or all of their shares that are registered under this prospectus. Because the selling stockholders are not obligated to sell their shares, and because the selling stockholders may also acquire publicly traded shares of our common stock, we cannot estimate how many shares of our common stock the selling stockholders will own after this offering. The percentage of our common stock to be owned by each selling stockholder following the offering assumes the sale of all of the registered shares of our common stock by that selling stockholder. We may update, amend or supplement this prospectus from time to time to update the disclosure in this section. The actual amount, if any, of our common stock to be offered by each selling stockholder and the amount and percentage of our common stock to be owned by that selling stockholder following that offer will be disclosed in the applicable prospectus supplement.

                                                Shares Beneficially                                   Shares Beneficially
                                              Owned Before the Offering                              Owned After Completion
                                                                                                         of the Offering
                                              --------------------------                           --------------------------
                                                Number of    Percent of    Total Shares That May       Number of    Percent of
Name                     Position                Shares       Shares      Be Offered by Selling        Shares        Shares
                                                                            Stockholders
----------------------- ---------------------- ----------- ------------ -------------------------- ------------- ------------
Charles E. Maginness  Director                   617,860        4.86%           400,000              217,860         1.71%
Reginald T. Cable     Former executive           575,000        4.52%           100,000              475,000         3.74%
John M. Slusser       Chief strategic officer    430,761        3.39%           250,000              180,761         1.41%
Donald L. Turrell**   Chief executive officer    264,852        2.08%            50,000              214,852         1.66%
William E. Mahuson    Corporate vice president   225,960        1.78%           100,000              125,960             *
Bernard Kozel         Director                   199,144        1.57%           100,000               99,144             *
*  Less than 1% ownership.
** Includes shares to be issued in future upon exercise of vested options

                              PLAN OF DISTRIBUTION

We may sell shares of our common stock, and the selling stockholders may sell shares of our common stock, through underwriters, agents, dealers, or directly to one or more purchasers. We and the selling stockholders may distribute these securities from time to time in one or more transactions, including block transactions and transactions on The Nasdaq National Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, at market prices prevailing at the times of sale, at prices related to these prevailing market prices or at negotiated prices. Any such price may be changed from time to time.

We may permit the selling stockholders or their transferees, pledgees, donees, heirs or other successors to sell our common stock pursuant to this prospectus in conjunction with an offering by us. The selling stockholders may only sell pursuant to this prospectus with our consent, which consent may be withheld in our sole discretion. If selling stockholders sell our common stock pursuant to this prospectus, a prospectus supplement will set forth information required by the SEC rules and regulations regarding the selling stockholders. Selling stockholders may also resell all or a portion of their securities in reliance upon Rule 144 under the Securities Act, including pursuant to written trading plans designed to comply with Rule 10b5-1 of the Exchange Act, provided they meet the criteria and conform to the requirements of Rule 144.

The prospectus supplement for the securities we and/or the selling stockholders sell will describe that offering, including:

o the identity of any underwriters, dealers or agents who purchase securities, as required;

o the amount of securities sold, the public offering price and consideration paid, and the proceeds we and/or the selling stockholders will receive from that sale;

o  the place and time of delivery for the securities being sold;

o whether or not the securities will trade on any securities exchanges or The Nasdaq National Market;

o the amount of any compensation, discounts or commissions to be received by underwriters, dealers or agents, any other items constituting underwriters' compensation, and any discounts or concessions allowed or reallowed or paid to dealers;

o the terms of any indemnification provisions, including indemnification from liabilities under the federal securities laws; and

o  any other material terms of the distribution of securities.


Use of Underwriters, Agents and Dealers

We and/or the selling stockholders may offer the securities to the public through one or more underwriting syndicates represented by one or more managing underwriters, or through one or more underwriters without a syndicate. If underwriters are used in the sale, we and/or the selling stockholders will execute an underwriting agreement with those underwriters relating to the securities that we and/or the selling stockholders will offer and will name the underwriters and describe the terms of the transaction in a prospectus supplement. The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them, or their donees, pledgees, or transferees, from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Subject to conditions to be specified in the underwriting agreement, underwriters will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

We and/or the selling stockholders may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us and/or the selling stockholders at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we and/or the selling stockholders sell securities under delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

Underwriters may sell these securities to or through dealers. Alternatively, we and/or the selling stockholders may sell the securities in this offering directly to one or more dealers, who would act as a principal or principals. Dealers may then resell such securities to the public at varying prices to be determined by the dealers at the time of the resale.

We and/or the selling stockholders may also sell the securities offered with this prospectus through other agents designated by us from time to time. We will identify any agent involved in the offer or sale of these securities who may be deemed to be an underwriter under the federal securities laws, and describe any commissions or discounts payable by us and/or the selling stockholders to these agents, in the prospectus supplement. Any such agents will be obligated to purchase all of these securities if any are purchased or will act on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the prospectus supplement.

In connection with the sale of the securities offered with this prospectus, underwriters, dealers or agents may receive compensation from us, the selling stockholders or from purchasers of the securities for whom they may act as agents, in the form of discounts, concessions or commissions. These discounts, concessions or commissions may be changed from time to time. Underwriters, dealers and/or agents may engage in transactions with us, or perform services for us, in the ordinary course of business, and may receive compensation in connection with those arrangements. In the event any underwriter, dealer or agent who is a member of the National Association of Securities Dealers participates in a public offering of these securities, the maximum commission or discount to be received by any such NASD member or independent broker-dealer will not be greater than 8% of the offering proceeds from securities offered with this prospectus.

Selling stockholders, underwriters, dealers, agents or purchasers that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act. Broker-dealers or other persons acting on behalf of parties that participate in the distribution of the securities may also be deemed to be underwriters. Any discounts or commissions received by them and any profit on the resale of the securities received by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Indemnification and Contribution

We and/or the selling stockholders may provide underwriters, agents, dealers or purchasers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, agents, dealers or purchasers may make with respect to such liabilities.

Because selling stockholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, they may be subject to the prospectus delivery requirements of the Securities Act.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

With this prospectus, we may offer shares of our common stock. The aggregate offering price of securities that we may offer with this prospectus will not exceed $75,000,000. In addition, the selling stockholders named in this prospectus may sell up to 1,000,000 shares of our common stock.

The following description of our capital stock, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of these types of securities but is not complete. You should read our certificate of incorporation, as amended, our bylaws, as amended, our rights plan (as described below) and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and not this description set forth the terms of our capital stock.

We will describe in a prospectus supplement the specific terms of any capital stock we may offer pursuant to this prospectus. If indicated in a prospectus supplement, the terms of such capital stock may differ from the terms described below.

Authorized Capital Stock

Our certificate of incorporation provides that we have authority to issue 50,000,000 shares of common stock, par value $0.01 per share and 1,000,000 shares of preferred stock, par value $0.01.

The authorized shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our stockholders is not so required, our board of directors may determine not to seek stockholder approval.

Common Stock

As of March 10, 2004, there were 12,712,000 shares of common stock outstanding. Common stockholders are entitled to one vote for each share held on all matters submitted to a vote of stockholders. They do not have cumulative voting rights. Common stockholders do not have preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of common stockholders are subject to the rights of the stockholders of any series of preferred stock, which we may designate and issue in the future. We will describe the specific terms of any common stock we may offer in a prospectus supplement.

Preferred Stock

Under our certificate of incorporation, we have authorized 1,000,000 shares of preferred stock, par value $0.01 per share. At March 10, 2004, we had no shares of preferred stock issued and outstanding. Our board of directors, without further stockholder approval (except as may be required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded) has the authority to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock in one or more series, and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series thereof, including:

o  dividend rights;

o  dividend rates;

o  conversion rates;

o  voting rights;

o  terms of redemption (including sinking fund provisions);

o  redemption prices;

o  liquidation preferences; and

o the number of shares constituting any series or designations of such series.

In addition, our rights plan provides for the issuance of shares of preferred stock and common stock under the circumstances specified in the rights plan. See "Certain Anti-Takeover Provisions in Our Certificate of Incorporation, Bylaws, Rights Plan and Delaware General Corporation Law" below for a more detailed description of our rights plan.

Although our board of directors has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Ranking

Each new series of preferred stock will rank with respect to each other series of our preferred stock as specified in the certificate of designation relating to that new series of preferred stock.

Dividends

Holders of each new series of preferred stock will be entitled to receive cash dividends or dividends in kind, if declared by our board of directors out of funds legally available for dividends. For each series of preferred stock, we will specify in the certificate of designation:

o  the dividend rates;

o  whether the rates will be fixed or variable or both;

o  the dates of distribution of the cash dividends; and

o whether the dividends on any series of preferred stock will be cumulative or non-cumulative.

Conversion and Exchange

The certificate of designation for any new series of preferred stock will state the terms and other provisions, if any, on which shares of the new series of preferred stock are convertible into shares of our common stock or exchangeable for securities of a third party.

Redemption

We will specify in the certificate of designation relating to each new series of preferred stock:

o whether that new series will be redeemable at any time, in whole or in part, at our option or at the option of the holder of the shares of preferred stock;

o whether that new series will be subject to mandatory redemption under a sinking fund or on other terms; and

o  the redemption prices.

Liquidation Preference

Upon our voluntary or involuntary liquidation, dissolution or winding up, we will specify how the holders of each new series of preferred stock will be entitled to receive:

o distributions upon liquidation in the amount provided in the prospectus supplement relating to that series of preferred stock; and

o  any accrued and unpaid dividends.

These payments will be made to holders of preferred stock out of our assets available for distribution to stockholders before any distribution is made on any securities ranking junior to the preferred stock regarding liquidation rights.

After payment of the full amount of the liquidation preference to which they are entitled, the holders of each series of preferred stock may or may not be entitled to any further participation in any distribution of our assets, as provided in the prospectus supplement relating to that series of preferred stock.

Voting Rights

The holders of shares of any series of preferred stock will have voting rights as indicated in the certificate of designations relating to that series or as required by law.

Certain Anti-Takeover Provisions in Our Certificate of Incorporation, Bylaws, Rights Plan and Delaware General Corporation Law

The following is a summary of certain provisions of our certificate of incorporation, bylaws, and rights plan and Delaware law. This summary does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, bylaws, and rights plan and the corporate law of Delaware.

Certificate of Incorporation and Bylaws

Our certificate of incorporation includes several other provisions in addition to our preferred stock which may have the effect of preventing changes in our management. These provisions may make an unfriendly tender offer, proxy contest, merger or other change in control of us more difficult. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve a change in control. These provisions are also designed to reduce our vulnerability to unsolicited acquisition proposals and to discourage certain tactics that may be used in proxy fights. These provisions, however, could have the effect of discouraging others from making tender offers for the shares of our common stock and, as a consequence, they also may inhibit fluctuations in the market price of the shares of our common stock which could result from actual or rumored takeover attempts.

Our bylaws provide for our board of directors to be divided into three classes of directors serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. Classification of our board of directors expands the time required to change the composition of a majority of directors and may tend to discourage a takeover bid for us. Moreover, under Delaware law, in the case of a corporation having a classified board of directors, the stockholders may remove a director only for cause. These provisions, when coupled with provisions of our certificate of incorporation and bylaws authorizing only our board of directors to fill vacant directorships, will preclude our stockholders from removing incumbent directors without cause or simultaneously gaining control of our board of directors by filling the vacancies with their own nominees.

Our bylaws provide that special meetings of stockholders may be called only by the chairman or by the secretary or any assistant secretary at the request in writing of a majority of our board of directors. These provisions may make it more difficult for stockholders to take action opposed by our board of directors.

Our bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual or a special meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to, or mailed and received at our principal executive office (i) in the case of an annual meeting that is called for a date that is within 30 days before or after the anniversary date of the immediately preceding annual meeting of stockholders, not less than 60 days nor more than 90 days prior to such anniversary date, and, (ii) in the case of an annual meeting that is called for a date that is not within 30 days before or after the anniversary date of the immediately preceding annual meeting not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Our bylaws also specify certain requirement for a stockholders' notice to be in proper written form. These provisions may preclude some stockholders from making nominations for directors at an annual or special meeting or from bringing other matters before the stockholders at a meeting. Our certificate of incorporation also eliminates the right of stockholders to act without a meeting.

Rights Plan

On October 27, 2000, our board of directors adopted a rights plan. As a result, we issued one purchase right for each outstanding share of common stock.

Until the occurrence of certain events, the purchase rights are traded as a unit with common stock. Each of the purchase rights will separate and entitle stockholders to buy preferred and common stock upon the occurrence of certain events generally related to the change of control of our company as defined in the rights. The purchase rights become exercisable ten days after either: (1) an "Acquiring Person" acquires or commences a tender offer to acquire 15% or more of our common stock, or (2) an "Adverse Person" has acquired 10% or more of our common stock and our board of directors determines this person is likely to cause pressure on us to enter into a transaction that is not in our best long-term interest. All purchase rights not held by an Acquiring Person or an Adverse Person become rights to purchase from us one one-thousandth of one share of preferred stock at an initial exercise price of $110 per purchase right. Each purchase right entitles the holder of that purchase right to purchase the equivalent of $220 worth of our common stock for $110.

If after such an event our company merges, consolidates or engages in a similar transaction in which it does not survive, each holder has a "flip over" right to buy discounted stock in the surviving entity. We may redeem the purchase rights for $.001 each. The rights plan expires on November 1, 2010 or can be modified or terminated, at the option of our board of directors.

Section 203 of Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits publicly held Delaware corporations from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns or was, within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, an owner of 15% or more of a corporation's voting stock. These provisions could have the effect of delaying, deferring or preventing a change in control of our company or reducing the price that certain investors might be willing to pay in the future for shares of our common stock.

Transfer Agent and Registrar

The transfer agent, registrar, dividend disbursing agent and redemption agent for the shares of our common stock is American Stock Transfer & Trust Company.

                                  LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for us by Harter, Secrest & Emery LLP, Rochester, New York.

                                     EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS



Item 14.  Other Expenses of Issuance and Distribution.*
                                                                    Estimated
                                                                     Amounts
Legal fees and expenses                                                $125,000
Printing and engraving expense                                         $100,000
Accountants' fees and expenses                                         $ 50,000
Travel and miscellaneous expenses                                      $ 50,000
Market listing fee                                                     $ 30,000
Securities and Exchange Commission registration fee                    $ 12,000
Blue Sky fees and expenses                                             $ 10,000
Transfer Agent fees                                                    $  5,000

Total                                                                  $382,000


----------
* Except for the Securities and Exchange Commission registration fee, all fees and expenses are estimated. All of the above fees and expenses will be borne by the Registrant.

Item 15.  Indemnification of Directors and Officers.

Under Article 8 of our certificate of incorporation and Section 145 of the Delaware General Corporation Law, directors and officers are entitled to indemnification by Performance Technologies, Incorporated against liability which they may incur in their respective capacities as directors and officers under certain circumstances. In addition, the Company carries directors and officers liability insurance for the benefit of its officers and directors. In the Underwriting Agreement, if any, each underwriter will agree to indemnify the directors of, certain officers of, and persons who control Performance Technologies, Incorporated, within the meaning of the Securities Act of 1933, against liabilities resulting from information that such underwriter supplies for the Registration Statement.


Item 16.  Exhibits

Exhibit
Number       Description
-------      -----------
     1    Underwriting Agreement*
     4    Instruments defining the rights of security holders:
     4(a)    Restated  Certificate  of  Incorporation (incorporated by reference to Registrant's Registration  Statement on Form  S-1  as filed with the SEC on November 22, 1995 (File No. 33-99684)).
     4(b)    Certificate of Amendment to  Restated  Certificate of Incorporation
             (incorporated by reference to Registrant's  Annual  Report on  Form
             10-K as filed with the SEC on March 30, 2000 (File No. 0-27460)).
     4(c)    Amended   Bylaws   (incorporated   by   reference  to  Registrant's
             Registration Statement on Form S-1 as filed with the SEC on
             November 22, 1995 (File No. 33-99684)).
     4(d)    Specimen  stock  certificate  representing  shares of Common  Stock
             (incorporated  by reference to Registrant's Registration  Statement on Form  S-1 as filed with the SEC on  November 22, 1995  (File No.
             33-99684)).
     4(e)    Rights  Agreement   (incorporated  by  reference   to  Registrant's
             Registration Statement on Form  8-A  filed with the SEC on November
             8, 2000 (Registration No. 000-27460)).
     5    Opinion of Harter, Secrest & Emery LLP*
    23(a) Consent of Independent Accountants, PricewaterhouseCoopers LLP
    23(b) Consent of Harter, Secrest & Emery LLP*
    24    Power of Attorney**

----------

     *    To be filed by amendment.
     **   Included on the signature page hereto.


Item 17.  Undertakings.

     (1)  The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and (a) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on March 16, 2004.

                             PERFORMANCE TECHNOLOGIES, INCORPORATED



                              By:   /s/DONALD L. TURRELL
                              ------------------------
                              Name:  Donald L. Turrell
                              Title: Chief Executive Officer



                                POWER OF ATTORNEY


     Each individual whose signature appears below constitutes and appoints each of Donald L. Turrell and Dorrance W. Lamb such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any other registration statement and any and all amendments thereto for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Date                      Title                         Signature
-------------------- ---------------------------------- ------------------------
March 16, 2004        President, Chief Executive         /s/DONALD L. TURRELL
                                                        ------------------------
                      Officer and Director                  Donald L. Turrell
-------------------- ---------------------------------- ------------------------
March 16, 2004        Chief Financial Officer and Vice   /s/DORRANCE W. LAMB
                                                        ------------------------
                      President of Finance                  Dorrance W. Lamb
-------------------- ---------------------------------- ------------------------
March 16, 2004        Chairman of the Board, Chief       /s/JOHN M. SLUSSER
                                                        ------------------------
                      Strategic Officer and Director        John M. Slusser
--------------------- --------------------------------- ------------------------
March 16, 2004        Director                           /s/BERNARD KOZEL
                                                        ------------------------
                                                            Bernard Kozel
--------------------- --------------------------------- ------------------------
March 16, 2004        Director                           /s/CHARLES E. MAGINNESS
                                                        -----------------------
                                                            Charles E. Maginness
--------------------- --------------------------------- ------------------------
March 16, 2004        Director                           /s/STUART B. MEISENZAHL
                                                        ------------------------
                                                            Stuart B. Meisenzahl
--------------------- --------------------------------- ------------------------
March 16, 2004        Director                           /s/JOHN E. MOONEY
                                                        ------------------------
                                                            John E. Mooney
--------------------- --------------------------------- ------------------------
March 16, 2004        Director                           /s/ROBERT L. TILLMAN
                                                        ------------------------
                                                            Robert L. Tillman
--------------------- --------------------------------- ------------------------
March 16, 2004        Director                           /s/E. MARK RAJKOWSKI
                                                        ------------------------
                                                            E. Mark Rajkowski
--------------------- --------------------------------- ------------------------

                                INDEX TO EXHIBITS

Item 16.  Exhibits
-------   --------
Exhibit
Number            Description

     1    Underwriting Agreement*
     4    Instruments defining the rights of security holders:
     4(a) Restated Certificate of Incorporation (incorporated by reference to Registrant's Registration Statement on Form S-1 as filed with the SEC on November 22, 1995 (File No. 33-99684)).
     4(b) Certificate of Amendment to Restated Certificate of Incorporation (incorporated by reference to Registrant's Annual Report on Form 10-K as filed with the SEC on March 30, 2000 (File No. 0-27460)).
     4(c) Amended Bylaws (incorporated by reference to Registrant's Registration Statement on Form S-1 as filed with the SEC on November 22, 1995 (File No. 33-99684)).
     4(d) Specimen stock certificate representing shares of Common Stock (incorporated by reference to Registrant's Registration Statement on Form S-1 as filed with the SEC on November 22, 1995 (File No. 33-99684)).
     4(e) Rights Agreement (incorporated by reference to Registrant's Registration Statement on Form 8-A filed with the SEC on November 8, 2000 (Registration No. 000-27460)).
     5    Opinion of Harter, Secrest & Emery LLP*
    23(a) Consent of Independent Accountants, PricewaterhouseCoopers LLP
    23(b) Consent of Harter, Secrest & Emery LLP*
    24    Power of Attorney**

----------

     *    To be filed by amendment.
     **   Included on the signature page hereto.

                                                                  Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 5, 2003 relating to the financial statements, which appears in Performance Technologies, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the application of such report to the Financial Statement Schedule for the three years ended December 31, 2002 listed under Item 15 (2) of such Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also include this schedule. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

Rochester, New York
March 15, 2004